Exhibit 99.2


                          PRESS RELEASE

FOR IMMEDIATE RELEASE                   CONTACT:
---------------------                   -------

December 23, 2004                       Frank D. Martz
                                        Group Senior Vice President of
                                        Operations and Secretary
                                        (724) 758-5584



             ESB FINANCIAL CORPORATION COMPLETES ITS
         REPURCHASE PROGRAM AND AUTHORIZES AN ADDITIONAL
         STOCK REPURCHASE PROGRAM OF UP TO 533,700 SHARES
         ------------------------------------------------


Ellwood City, Pennsylvania. ESB Financial Corporation (Nasdaq:
ESBF) announced today that the Company's Board of Directors has authorized a repurchase program for the repurchase of up to 533,700 shares, or five percent, of the Company's outstanding common stock. The Company has completed its previously announced repurchase program in the amount of 515,529 shares.

Repurchases are authorized to be made by the Company from time to time in open-market or privately-negotiated transactions as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and may be reserved for issuance pursuant to the Company's stock benefit plans.

Charlotte A. Zuschlag, President and Chief Executive Officer of the Company, stated, "The ongoing repurchase program reflects management's belief that the current price of the Company's common stock does not adequately reflect the Company's long-term business and earnings prospects. The Company is fortunate to have the financial flexibility that allows it to demonstrate its commitment to and confidence in its future prospects."

ESB Financial Corporation is the parent holding company for ESB Bank and offers a wide variety of financial products and services through 17 offices in the contiguous counties of Allegheny, Lawrence, Beaver and Butler in Pennsylvania. The common stock of ESB is traded on the Nasdaq Stock Market, National Market System under the symbol "ESBF." ESB makes available on its website, which is located at www.esbbank.com, its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K on the date such reports are electronically filed with the Securities and Exchange Commission.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.

                              -End-